PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.

FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER UPDATE FOR FIRST TRUST SENIOR FLOATING RATE INCOME FUND II AND FIRST TRUST SENIOR FLOATING RATE 2022 TARGET TERM FUND

WHEATON, IL -- (BUSINESS WIRE) -- November 5, 2018 -- First Trust Advisors L.P. ("FTA") announced today that its Leveraged Finance Investment Team, portfolio manager for the First Trust Senior Floating Rate Income Fund II (NYSE: FCT) and First Trust Senior Floating Rate 2022 Target Term Fund (NYSE: FIV) (each a "Fund" or collectively, the "Funds"), will release an update on the market and the Funds for financial advisors and investors. The update will be available WEDNESDAY, NOVEMBER 7, 2018, AT 5:00 P.M. EASTERN TIME UNTIL 11:59 P.M. EASTERN TIME ON THURSDAY, DECEMBER 6, 2018. To listen to the update, follow these instructions:

--    Dial: (888) 203-1112; International (719) 457-0820; and Passcode # 9222689
      and PIN # 8898. The update will be available from Wednesday, November 7, 2018, at 5:00 P.M. Eastern Time until 11:59 P.M. Eastern Time on Thursday, December 6, 2018.

FCT is a diversified, closed-end management investment company whose primary investment objective is to seek a high level of current income. As a secondary objective, the Fund attempts to preserve capital. The Fund pursues its objectives by investing in a professionally managed portfolio of senior secured floating rate corporate loans ("Senior Loans"). The Fund invests in below investment grade Senior Loans. This involves the risk that borrowers may default on obligations, or that lenders may have difficulty liquidating the collateral securing the loans, or difficulty enforcing their rights under the terms of the Senior Loans. Senior loans are subject to credit risk and the potential for non-payment of scheduled principal or interest payments, which may result in a reduction of the Fund's net asset value ("NAV"). The Fund utilizes leverage. The use of leverage for investment purposes increases both investment opportunity and investment risk. In the event of a default on one or more loans or other interest-bearing instruments held by the Fund, the use of leverage can magnify the effect of any losses.

FIV is a diversified, closed-end management investment company. The Fund's investment objectives are to seek a high level of current income and to return $9.85 per common share of beneficial interest ("Common Share") of the Fund (the original net asset value ("Original NAV") per Common Share before deducting offering costs of $0.02 per Common Share) to the holders of Common Shares on or about February 1, 2022 (the "Termination Date"). The Fund will attempt to strike a balance between the two objectives, seeking to provide as high a level of current income as is consistent with the Fund's overall credit performance, on the one hand, and its objective of returning the Original NAV on or about the Termination Date on the other. However, as the Fund approaches the Termination Date, its monthly distributions are likely to decline, and there can be no assurance that the Fund will achieve either of its investment objectives or that the Fund's investment strategies will be successful. Under normal market conditions, the Fund will seek to achieve its investment objectives by investing at least 80% of its Managed Assets in senior, secured floating-rate loans ("Senior Loans") of any maturity. Senior Loans are made to U.S. and non-U.S. corporations, partnerships and other business entities which operate in various industries and geographical regions. Senior Loans are typically rated below investment grade. As it nears the Termination Date, the Fund may invest in higher credit quality instruments with maturities extending beyond the Termination Date to seek to improve the liquidity of its portfolio and reduce investment risk. Investing in higher credit quality instruments may reduce the amount available for distribution to Common Shareholders.

FTA is a federally registered investment advisor and serves as the Fund's investment advisor. FTA and its affiliate First Trust Portfolios L.P. ("FTP"), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $134 billion as of September 30, 2018 through unit investment trusts, exchange-traded Funds, closed-end Funds, mutual Funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual Fund shares and exchange-traded Fund creation units. FTA and FTP are based in Wheaton, Illinois.

Past performance is no assurance of future results. Investment return and principal value of an investment in each Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost. Shares of closed-end funds often trade at a discount to their net asset value.

Principal Risk Factors: The Funds are subject to various risks including: the Funds will typically invest in senior loans rated below investment grade, which are commonly referred to as "junk" or "high yield" securities and considered speculative because of the credit risk of their issuers. Such issuers are more likely than investment grade issuers to default on their payments of interest and principal owed to a Fund, and such defaults could reduce a Fund's NAV and income distributions. An economic downturn would generally lead to a higher non-payment rate, and a senior loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a senior loan may decline in value or become illiquid, which would adversely affect the senior loan's value.

Senior Loans are structured as floating rate instruments in which the interest rate payable on the obligation fluctuates with interest rate changes. As a result, the yield on Senior Loans will generally decline in a falling interest rate environment, causing the Fund to experience a reduction in the income it receives from a Senior Loan. In addition, the market value of Senior Loans may fall in a declining interest rate environment and may also fall in a rising interest rate environment if there is a lag between the rise in interest rates and the reset. If a Fund's Borrowings have floating dividend or interest rates, its costs of leverage will increase as rates increase. In this situation, a Fund will experience increased financing costs without the benefit of receiving higher income. This in turn may result in the potential for a decrease in the level of income available for dividends or distributions to be made by a Fund.

FIV's limited term may cause it to invest in lower-yielding securities or hold the proceeds of securities sold near the end of its term in cash or cash equivalents, which may adversely affect the performance of the Fund or the Fund's ability to maintain its dividend.

A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets. Second lien loans are typically secured by a second priority security interest or lien on specified collateral securing the Borrower's obligation under the interest. Because second lien loans are second to first lien loans, they present a greater degree of investment risk. Specifically, these loans are subject to the additional risk that the cash flow of the Borrower and property securing the loan may be insufficient to meet scheduled payments after giving effect to those loans with a higher priority. In addition, loans that have a lower than first lien priority on collateral of the Borrower generally have greater price volatility than those loans with a higher priority and may be less liquid. However, second lien loans often pay interest at higher rates than first lien loans reflecting such additional risks.

Because the assets of FIV will be liquidated in connection with its termination, the Fund may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, or at a time when a particular security is in default or bankruptcy, or otherwise in severe distress, which may cause the Fund to lose money. Although the Fund has an investment objective of returning Original NAV to Common Shareholders on or about the Termination Date, the Fund may not be successful in achieving this objective. The return of Original NAV is not an express or implied guarantee obligation of the Fund. There can be no assurance that the Fund will be able to return Original NAV to Common Shareholders, and such return is not backed or otherwise guaranteed by the Advisor or any other entity.

Use of leverage can result in additional risk and cost, and can magnify the effect of any losses.

The risks of investing in each Fund are spelled out in the prospectus, shareholder reports, and other regulatory filings.

The information presented is not intended to constitute an investment recommendation for, or advice to, any specific person. By providing this information, First Trust is not undertaking to give advice in any fiduciary capacity within the meaning of ERISA and the Internal Revenue Code. First Trust has no knowledge of and has not been provided any information regarding any investor. Financial advisors must determine whether particular investments are appropriate for their clients. First Trust believes the financial advisor is a fiduciary, is capable of evaluating investment risks independently and is responsible for exercising independent judgment with respect to its retirement plan clients.

Each Fund's daily New York Stock Exchange closing price and daily net asset value, as well as other information are available at www.ftportfolios.com or by calling 1-800-988-5891.

CONTACT: JEFF MARGOLIN - (630) 915-6784

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Source:  First Trust Advisors L.P.